Exhibit 99.1

Contacts

Analyst:	Robert Lentz	Media:	Scott Griffin
	614-876-2000		740-657-6516

Greif Reports Third Quarter 2015 Results

DELAWARE, Ohio (September 3, 2015) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today reported third quarter 2015 net income attributable to the corporation totaling $8.6 million or $0.15 per diluted Class A share on sales of $930.0 million compared with net income of $13.7 million or $0.23 per diluted Class A share on sales of $1,124.0 million in the third quarter of 2014. After adjusting for the effect of divestitures for both quarters and currency translation for the third quarter 20151, sales were 2.7 percent lower for the quarter when compared to the third quarter of 2014 primarily due to lower raw material costs. Excluding the impact of special items2, earnings were $0.60 per diluted Class A share for the third quarter of 2015 compared to $0.58 per diluted Class A share for the third quarter of 2014.

David Fischer, president and chief executive officer, stated “We are pleased with the progress of our Transformation initiative. While much work remains, during the third quarter we continued to reduce complexity in our businesses, achieved a 16% decrease in SG&A expenses excluding the impact of currency translation compared to a year ago, and improved capacity utilization in our rigid industrial packaging segment. The benefits from these concentrated efforts are becoming more evident and positive momentum is increasing with each passing month. I am especially pleased with the hard work and efforts of so many Greif colleagues all over the world to achieve our stated goals.”

Mr. Fischer added, “Concerning the growth elements of our transformation activities, we are equally encouraged with the progress made on several key initiatives including our IBC global expansion efforts and by the exceptional performance of recently completed investments at the Riverville, Virginia mill and the additional corrugator in our Paper Packaging segment. These transformation improvements bode well for 2016.”

Rigid Industrial Packaging & Services

Net sales decreased 19.2 percent to $669.0 million for the third quarter of 2015 compared with $827.7 million for the third quarter of 2014. Excluding the impact of divestitures3, net sales decreased 14.4 percent to $667.9 million for the third quarter of 2015 compared with $780.7 million for the third quarter of 2014. The decrease in net sales was primarily due to the negative impact of foreign currency translation of 10.8 percent and price decreases of 3.7 percent, due mainly to the impact of decreases in raw material costs, compared to the third quarter of 2014, respectively.

Operating profit was $29.5 million for the third quarter of 2015 compared to $43.0 million for the third quarter of 2014. The decrease was primarily attributable to the negative impact of foreign currency translation, higher restructuring and non-cash asset impairment charges, and a write-down of the value of the Company’s inventory in Venezuela of $9.3 million as part of the overall remeasurement of the Venezuelan balance sheet discussed further below. Operating profit before special items and excluding the impact of divestitures was $60.2 million for the third quarter of 2015 versus $63.0 million for the third quarter of 2014.

[1]	A summary of the adjustments for the impact of divestitures and currency translation is set forth in the GAAP to Non-GAAP Reconciliation of Net Sales to Net Sales Excluding the Impact of Divestitures and Currency Translation in the financial schedules that are part of this release
[2]	A summary of all special items that are included in the earnings per diluted Class A share before special items and operating profit before special items is set forth in the Selected Financial Highlights table following the Company Outlook in this release
[3]	A summary of all adjustments by business segment related to the impact of divestitures and special items that are excluded from net sales, gross profit and operating profit is set forth in the GAAP to Non-GAAP Reconciliation of Selected Financial Information Excluding the Impact of Divestitures in the financial schedules that are part of this release

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Paper Packaging

Net sales decreased 2.2 percent to $176.7 million for the third quarter of 2015 compared with $180.6 million for the third quarter of 2014. Excluding the impact of divestitures, net sales were $176.7 million for the third quarter of 2015 compared with $175.6 million for the third quarter of 2014. The increase was attributable to slightly higher volumes in the Company’s sheet business.

Operating profit was $21.5 million for the third quarter of 2015 compared with $27.9 million for the third quarter of 2014. The decrease was primarily due to the planned shut-down of the Riverville facility for a longer period of time in the third quarter of 2015 compared to the third quarter of 2014, lower margins in containerboard and sheet feeder operations due to pricing pressure from new market entrants and an increase in restructuring charges and non-cash asset impairment charges of $0.8 million. The Company also made immaterial adjustments to certain reserves and inventories to more appropriately reflect those balances. The adjustments primarily impacted cost of products sold for Paper Packaging.

Flexible Products & Services

Net sales decreased 26.2 percent to $79.2 million for the third quarter of 2015 compared with $107.3 million for the third quarter of 2014. Excluding the impact of divestitures, net sales decreased 13.5 percent to $79.2 million for the third quarter of 2015 compared with $91.6 million for the third quarter of 2014. The decrease was primarily attributable to the impact of decreased volumes of 8.9 percent, which were more than offset by an 11.1 percent increase in prices, and the negative impact of foreign currency translation of 15.7 percent.

Operating loss was $9.7 million for the third quarter of 2015 versus an operating loss of $12.9 million for the third quarter of 2014. Operating loss before special items and excluding the impact of divestitures was $4.3 million for the third quarter of 2015 versus $5.6 million for the third quarter of 2014. This decrease in operating loss was primarily due to lower personnel, security and alternative supply costs compared to the prior period, (because the prior period included costs associated with the occupation of the Hadimkoy facility) as well as reductions in SG&A and production costs as a result of transformation efforts in the segment, partially offset by higher costs of the move to an in-house labor force, which was prompted primarily by changes in the local regulatory environment.

Land Management

Net sales decreased 39.3 percent to $5.1 million for the third quarter of 2015 compared with $8.4 million for the third quarter of 2014. The decrease was due to lower timber sales as planned for the third quarter of 2015.

Operating profit was $2.9 million for the third quarter of 2015 compared with $3.3 million for the third quarter of 2014. The decrease was due to the same factors impacting the segment’s net sales.

Venezuela Hyperinflation Adjustments

The Company’s results of its Venezuelan businesses have been reported under highly inflationary accounting since 2010, and the functional currency was converted to US Dollars at that time. As a result of recent government action and significant continued devaluation of the Bolivar, the Company has reconsidered which of the available exchange rates best reflects the economics of Greif’s business activities and has concluded that the Company should utilize the SIMADI rate to remeasure its Venezuelan operations effective July 31, 2015. The SIMADI exchange mechanism was created by the Venezuelan government to establish a more market driven exchange rate and is intended to be available to individuals and both public and private companies.

As a result of the utilization of the SIMADI rate and associated local currency denominated balance sheet remeasurement on July 31, 2015, the Company recorded after-tax other income of $4.9 million related to the remeasurement of its Venezuelan monetary assets and liabilities during the third quarter. In addition, the Company recorded an adjustment of $9.3 million to write down the value of its inventory to net realizable value on a US Dollar basis. Finally, upon review of long-lived assets for impairment, the Company determined that the carrying amount of those assets in Venezuela was not recoverable in US dollar functional currency and recorded an impairment charge of $15.0 million. The Company’s overall gross margin percentage for the quarter is 1% lower due to the impact of the inventory adjustment. Results of the Company’s Venezuelan operations will be translated to US Dollars using the SIMADI exchange rate as of August 1, 2015.

Dividends

On September 1, 2015, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. Dividends are payable on October 1, 2015, to stockholders of record at close of business on September 18, 2015.

Company Outlook

We anticipate that the remainder of our fiscal year will be marked by continued currency volatility, a soft global manufacturing environment and continuing deflationary raw material costs. These factors, combined with the continued strength of the US dollar, will result in lower year over year revenue. From an earnings perspective, we will continue to benefit from the execution of our transformation initiatives, including our SG&A cost reduction actions. However, those cost reduction benefits will be offset somewhat in the fourth quarter due to the expected accrual of professional fees related to the SG&A reduction efforts and increased medical expense costs related to experience trends throughout the year. Excluding the impact of special items, fiscal 2015 Class A earnings per share are expected to be in the range of $1.85-$1.95 compared to previous guidance of $1.65-$1.75 per Class A share.

GREIF, INC. AND SUBSIDIARY COMPANIES

SELECTED FINANCIAL HIGHLIGHTS

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014
Selected Financial Highlights
Net sales	$930.0	$1,124.0	$2,748.2	$3,191.0
Operating profit	44.2	61.3	160.7	211.8
Operating profit before special items	79.3	89.0	194.2	226.2
EBITDA	77.4	98.5	260.6	322.6
EBITDA before special items	107.6	126.2	289.2	337.0
Cash provided by operating activities	99.9	75.3	73.4	116.8
Net income attributable to Greif, Inc.	8.6	13.7	59.5	82.8
Diluted Class A earnings per share attributable to Greif, Inc.	$0.15	$0.23	$1.02	$1.41
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$0.60	$0.58	$1.41	$1.63

Special items
Restructuring charges	$(16.2)	$(4.2)	$(26.7)	$(10.5)
Acquisition-related costs	(0.1)	(0.4)	(0.3)	(1.2)
Timberland gains	—	—	24.3	17.1
Non-cash asset impairment charges	(17.6)	(15.4)	(22.3)	(15.6)
Gain (loss) on disposal of properties, plants, equipment and businesses, net	8.1	(7.7)	0.8	(4.2)
Impact of Venezuela devaluation on cost of products sold	(9.3)	—	(9.3)	—
Impact of Venezuela devaluation on other income/expense	4.9	—	4.9	—

Total special items	(30.2)	(27.7)	(28.6)	(14.4)

Total special items, net of tax	(26.5)	(19.6)	(23.2)	(12.7)

Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$(0.45)	$(0.35)	$(0.39)	$(0.22)

	July 31, 2015	October 31, 2014	July 31, 2014
Working capital [4]	$383.6	$303.0	$364.1
Net working capital [4]	281.9	217.9	299.1
Long-term debt	1,154.9	1,087.4	1,228.9
Net debt [5]	1,128.0	1,068.0	1,259.2

	2015	Impact of Divestitures	Excluding the Impact of Divestitures 2015
Net Sales	$930.0	$1.1	$928.9
Gross Profit	166.8	(0.3)	167.1
Operating Profit	44.2	0.2	44.0
Operating Profit before special items:	79.3	(0.5)	79.8

	2014	Impact of Divestitures	Excluding the Impact of Divestitures 2014
Net Sales	$1,124.0	$67.7	$1,056.3
Gross Profit	217.7	8.3	209.4
Operating Profit	61.3	(5.7)	67.0
Operating Profit before special items:	89.0	0.9	88.1

	Excluding the Impact of Divestitures	Impact of Currency Translation	Excluding the Impact of Divestitures and Currency Translation
Net Sales 2015	$928.9	$(99.3)	$1,028.2
Net Sales 2014	$1,056.3	N/A	$1,056.3

[4]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[5]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

Conference Call

The company will host a conference call to discuss the third quarter of 2015 results on September 4, 2015, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center/Conference Calls. A replay of the conference call will be available on the company’s website approximately one hour following the call.

The company encourages interested investors, analysts and portfolio managers to submit questions in advance of the conference call regarding Greif’s quarterly performance to investors@Greif.com. Questions will be accepted until Thursday, September 3 at 5:00 p.m. ET. The company will address both previously submitted questions and questions asked during the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible and corrugated containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the company’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2014. The company undertakes no obligation to update or revise any forward-looking statements.

Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) full realization of our deferred tax assets may be affected by a number of factors, (xii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvii) a security breach of customer, employee, supplier or company information may have a material adverse effect on our business, financial condition and results of operations, (xviii) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xix)

product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xx) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxi) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxiii) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, (xxiv) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud, and (xxv) the company has a significant amount of goodwill, and if impaired in the future, would adversely impact our results of operations. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014

Net sales	$930.0	$1,124.0	$2,748.2	$3,191.0
Cost of products sold	763.2	906.3	2,246.4	2,582.9

Gross profit	166.8	217.7	501.8	608.1

Selling, general and administrative expenses	96.9	129.1	317.2	383.1
Restructuring charges	16.2	4.2	26.7	10.5
Timberland gains	—	—	(24.3)	(17.1)
Non-cash asset impairment charges	17.6	15.4	22.3	15.6
Gain on disposal of properties, plants and equipment, net	(7.0)	(1.4)	(9.3)	(5.5)
(Gain) loss on disposal of businesses	(1.1)	9.1	8.5	9.7

Operating profit	44.2	61.3	160.7	211.8

Interest expense, net	18.4	20.7	56.2	61.5
Other (income) expense, net	(1.6)	1.6	1.0	6.6

Income before income tax expense and equity earnings of unconsolidated affiliates, net	27.4	39.0	103.5	143.7

Income tax expense	18.7	28.2	45.8	64.2

Equity earnings of unconsolidated affiliates, net of tax	0.6	0.7	0.3	0.9

Net income	9.3	11.5	58.0	80.4
Net (income) loss attributable to noncontrolling interests	(0.7)	2.2	1.5	2.4

Net income attributable to Greif, Inc.	$8.6	$13.7	$59.5	$82.8

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.15	$0.23	$1.02	$1.41
Class B Common Stock	$0.22	$0.35	$1.51	$2.11

Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.15	$0.23	$1.02	$1.41
Class B Common Stock	$0.22	$0.35	$1.51	$2.11

Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.7	25.6	25.7	25.5
Class B Common Stock	22.1	22.1	22.1	22.1

Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.7	25.6	25.7	25.5
Class B Common Stock	22.1	22.1	22.1	22.1

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	July 31, 2015	October 31, 2014

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$101.7	$85.1
Trade accounts receivable	461.9	501.3
Inventories	334.7	381.1
Other current assets	181.7	187.2

	1,080.0	1,154.7

LONG-TERM ASSETS
Goodwill	810.3	880.2
Intangible assets	137.8	166.5
Assets held by special purpose entities	50.9	50.9
Other long-term assets	103.0	122.1

	1,102.0	1,219.7

PROPERTIES, PLANTS AND EQUIPMENT	1,233.3	1,293.0

	$3,415.3	$3,667.4

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$357.4	$471.1
Short-term borrowings	50.7	48.1
Current portion of long-term debt	24.1	17.6
Other current liabilities	264.2	314.9

	696.4	851.7

LONG-TERM LIABILITIES
Long-term debt	1,154.9	1,087.4
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	428.2	461.8

	1,626.4	1,592.5

TOTAL EQUITY	1,092.5	1,223.2

	$3,415.3	$3,667.4

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9.3	$11.5	$58.0	$80.4
Depreciation, depletion and amortization	31.6	38.8	100.9	117.4
Asset impairments	17.6	15.4	22.3	15.6
Impact of Venezuela devaluation on other income/expense	(4.9)	—	(4.9)	—
Impact of Venezuela devaluation on cost of products sold	9.3	—	9.3	—
Other non-cash adjustments to net income	(8.7)	5.0	(32.6)	(19.7)
Working capital changes	9.4	(21.0)	(70.6)	(75.3)
Increase (decrease) in cash from changes in certain assets and liabilities and other	36.3	25.6	(9.0)	(1.6)

Net cash provided by operating activities	99.9	75.3	73.4	116.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(1.1)	(1.2)	(1.5)	(53.5)
Purchases of properties, plants and equipment	(38.4)	(32.0)	(108.2)	(94.0)
Purchases of timber properties	(12.8)	(22.0)	(38.2)	(55.7)
Proceeds from the sale of properties, plants, equipment, businesses, timberland and other assets	14.0	33.6	65.7	70.2
Payments on notes receivable with related party, net	3.4	—	3.4	—
Other	—	0.4	—	1.3

Net cash used in investing activities	(34.9)	(21.2)	(78.8)	(131.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	12.8	(53.8)	121.2	69.4
Dividends paid to Greif, Inc. shareholders	(24.8)	(24.7)	(74.0)	(73.8)
Other	(2.4)	2.7	(3.8)	7.6

Net cash provided by (used in) financing activities	(14.4)	(75.8)	43.4	3.2

Effects of exchange rates on cash	(16.3)	(0.7)	(21.4)	(1.4)

Net increase (decrease) in cash and cash equivalents	34.3	(22.4)	16.6	(13.1)
Cash and cash equivalents at beginning of the period	67.4	87.4	85.1	78.1

Cash and cash equivalents at end of the period	$101.7	$65.0	$101.7	$65.0

GREIF, INC. AND SUBSIDIARY COMPANIES

FINANCIAL HIGHLIGHTS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014

Net sales:
Rigid Industrial Packaging & Services	$669.0	$827.7	$1,985.3	$2,324.3
Paper Packaging	176.7	180.6	496.3	520.2
Flexible Products & Services	79.2	107.3	249.3	325.8
Land Management	5.1	8.4	17.3	20.7

Total net sales	$930.0	$1,124.0	$2,748.2	$3,191.0

Operating profit (loss):
Rigid Industrial Packaging & Services	$29.5	$43.0	$75.5	$123.4
Paper Packaging	21.5	27.9	76.7	84.4
Flexible Products & Services	(9.7)	(12.9)	(23.8)	(22.4)
Land Management	2.9	3.3	32.3	26.4

Total operating profit	$44.2	$61.3	$160.7	$211.8

EBITDA [6]:
Rigid Industrial Packaging & Services	$52.4	$69.1	$145.2	$200.5
Paper Packaging	28.7	35.2	98.6	107.0
Flexible Products & Services	(7.4)	(10.5)	(18.1)	(14.3)
Land Management	3.7	4.7	34.9	29.4

Total EBITDA	$77.4	$98.5	$260.6	$322.6

[6]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

NET WORKING CAPITAL AND NET DEBT

UNAUDITED

(Dollars in millions)

	July 31, 2015	October 31, 2014	July 31, 2014

Current assets	$1,080.0	$1,154.7	$1,241.6
Less: current liabilities	696.4	851.7	877.5

Working capital	383.6	303.0	364.1
Less: cash and cash equivalents	101.7	85.1	65.0

Net working capital	$281.9	$217.9	$299.1

Long-term debt	$1,154.9	$1,087.4	$1,228.9
Plus: current portion of long-term debt	24.1	17.6	17.5
Plus: short-term borrowings	50.7	48.1	77.8
Less: cash and cash equivalents	101.7	85.1	65.0

Net debt	$1,128.0	$1,068.0	$1,259.2

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA7

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014

Net income	$9.3	$11.5	$58.0	$80.4
Plus: interest expense, net	18.4	20.7	56.2	61.5
Plus: income tax expense	18.7	28.2	45.8	64.2
Plus: depreciation, depletion and amortization expense	31.6	38.8	100.9	117.4
Less: equity earnings of unconsolidated affiliates, net of tax	0.6	0.7	0.3	0.9

EBITDA	$77.4	$98.5	$260.6	$322.6

Net income	$9.3	$11.5	$58.0	$80.4
Plus: interest expense, net	18.4	20.7	56.2	61.5
Plus: income tax expense	18.7	28.2	45.8	64.2
Plus: other (income) expense, net	(1.6)	1.6	1.0	6.6
Less: equity earnings of unconsolidated affiliates, net of tax	0.6	0.7	0.3	0.9

Operating profit	44.2	61.3	160.7	211.8
Less: other (income) expense, net	(1.6)	1.6	1.0	6.6
Plus: depreciation, depletion and amortization expense	31.6	38.8	100.9	117.4

EBITDA	$77.4	$98.5	$260.6	$322.6

[7]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA8

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014
Rigid Industrial Packaging & Services
Operating profit	$29.5	$43.0	$75.5	$123.4
Less: other (income) expense, net	(1.1)	0.7	0.5	4.0
Plus: depreciation and amortization expense	21.8	26.8	70.2	81.1

EBITDA	$52.4	$69.1	$145.2	$200.5

Paper Packaging
Operating profit	$21.5	$27.9	$76.7	$84.4
Less: other (income) expense, net	(0.4)	—	(0.4)	—
Plus: depreciation and amortization expense	6.8	7.3	21.5	22.6

EBITDA	$28.7	$35.2	$98.6	$107.0

Flexible Products & Services
Operating loss	$(9.7)	$(12.9)	$(23.8)	$(22.4)
Less: other (income) expense, net	(0.1)	0.9	0.9	2.6
Plus: depreciation and amortization expense	2.2	3.3	6.6	10.7

EBITDA	$(7.4)	$(10.5)	$(18.1)	$(14.3)

Land Management
Operating profit	$2.9	$3.3	$32.3	$26.4
Plus: depreciation, depletion and amortization expense	0.8	1.4	2.6	3.0

EBITDA	$3.7	$4.7	$34.9	$29.4

Consolidated EBITDA	$77.4	$98.5	$260.6	$322.6

[8]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOW9

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014

Net cash provided by operating activities	$99.9	$75.3	$73.4	$116.8
Less: Capital expenditures	(38.4)	(32.0)	$(108.2)	$(94.0)

Free Cash Flows	$61.5	$43.3	$(34.8)	$22.8

[9]	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014

Net sales:
North America	$441.4	$516.4	$1,306.2	$1,461.1
Europe, Middle East and Africa	337.3	428.2	979.5	1,216.7
Asia Pacific and Latin America	151.3	179.4	462.5	513.2

Total net sales	$930.0	$1,124.0	$2,748.2	$3,191.0

Operating profit (loss):
North America	$48.3	$41.0	$116.4	$152.2
Europe, Middle East and Africa	12.1	12.7	39.0	43.7
Asia Pacific and Latin America	(16.2)	7.6	5.3	15.9

Total operating profit	$44.2	$61.3	$160.7	$211.8

Notes: The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services. Operating profit for the Asia Pacific and Latin America geography includes the $9.3 million Venezuelan cost of products sold adjustment and the $15.0 million non-cash asset impairment of the Company’s Venezuelan property, plant & equipment discussed in this release.

GREIF, INC. AND SUBSIDIARY COMPANIES

SPECIAL ITEMS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014
Rigid Industrial Packaging & Services
Restructuring charges	$11.6	$2.7	$20.4	$5.8
Acquisition-related costs	0.1	0.4	0.3	1.2
Non-cash asset impairment charges	16.4	7.5	21.3	7.7
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(7.1)	9.0	2.4	9.2
Impact of Venezuela devaluation on cost of products sold	9.3	—	9.3	—
Impact of Venezuela devaluation on other income/expense	(4.9)	—	(4.9)	—

Total special Items	25.4	19.6	48.8	23.9

Paper Packaging
Restructuring charges	0.5	—	1.0	—
Non-cash asset impairment charges	0.3	—	0.8	—
(Gain) loss on disposal of properties, plants, equipment and businesses, net	0.1	(0.1)	—	(0.9)

Total special Items	0.9	(0.1)	1.8	(0.9)

Flexible Products & Services
Restructuring charges	4.1	1.5	5.3	4.7
Non-cash asset impairment charges	0.9	7.9	0.2	7.9
(Gain) loss on disposal of properties, plants, equipment and businesses, net	0.3	(1.1)	(0.5)	(1.3)

Total special Items	5.3	8.3	5.0	11.3

Land Management
Timberland gains	—	—	(24.3)	(17.1)
Gain on disposal of properties, plants, equipment and businesses, net	(1.4)	(0.1)	(2.7)	(2.8)

Total special Items	(1.4)	(0.1)	(27.0)	(19.9)

Total special items	$30.2	$27.7	$28.6	$14.4

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014

Operating profit (loss):
Rigid Industrial Packaging & Services	$29.5	$43.0	$75.5	$123.4
Paper Packaging	21.5	27.9	76.7	84.4
Flexible Products & Services	(9.7)	(12.9)	(23.8)	(22.4)
Land Management	2.9	3.3	32.3	26.4

Total operating profit (loss)	44.2	61.3	160.7	211.8

Restructuring charges:
Rigid Industrial Packaging & Services	11.6	2.7	20.4	5.8
Paper Packaging	0.5	—	1.0	—
Flexible Products & Services	4.1	1.5	5.3	4.7

Total restructuring charges	16.2	4.2	26.7	10.5

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	0.4	0.3	1.2

Total acquisition-related costs	0.1	0.4	0.3	1.2

Timberland gains:
Land Management	—	—	(24.3)	(17.1)

Total timberland gains	—	—	(24.3)	(17.1)

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	16.4	7.5	21.3	7.7
Paper Packaging	0.3	—	0.8	—
Flexible Products & Services	0.9	7.9	0.2	7.9

Total non-cash asset impairment charges	17.6	15.4	22.3	15.6

(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	(7.1)	9.0	2.4	9.2
Paper Packaging	0.1	(0.1)	—	(0.9)
Flexible Products & Services	0.3	(1.1)	(0.5)	(1.3)
Land Management	(1.4)	(0.1)	(2.7)	(2.8)

Total (gain) loss on disposal of properties, plants, equipment and businesses, net:	(8.1)	7.7	(0.8)	4.2

Impact of Venezuela devaluation on cost of products sold
Rigid Industrial Packaging & Services	9.3	—	9.3	—

Total Impact of Venezuela devaluation on cost of products sold	9.3	—	9.3	—

Operating profit (loss) before special items [10]:
Rigid Industrial Packaging & Services	59.8	62.6	129.2	147.3
Paper Packaging	22.4	27.8	78.5	83.5
Flexible Products & Services	(4.4)	(4.6)	(18.8)	(11.1)
Land Management	1.5	3.2	5.3	6.5

Total operating profit (loss) before special items	$79.3	$89.0	$194.2	$226.2

[10]	Operating profit (loss) before special items is defined as operating profit (loss) plus restructuring charges plus acquisition-related costs plus non-cash impairment charges less timberland gains less (gain) loss on disposal of properties, plants, equipment and businesses, net plus the impact of Venezuela devaluation on cost of products sold.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended July 31		Nine months ended July 31
	2015	2014	2015	2014

EBITDA [11]:
Rigid Industrial Packaging & Services	$52.4	$69.1	$145.2	$200.5
Paper Packaging	28.7	35.2	98.6	107.0
Flexible Products & Services	(7.4)	(10.5)	(18.1)	(14.3)
Land Management	3.7	4.7	34.9	29.4

Total EBITDA	77.4	98.5	260.6	322.6

Restructuring charges:
Rigid Industrial Packaging & Services	11.6	2.7	20.4	5.8
Paper Packaging	0.5	—	1.0	—
Flexible Products & Services	4.1	1.5	5.3	4.7

Total restructuring charges	16.2	4.2	26.7	10.5

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	0.4	0.3	1.2

Total acquisition-related costs	0.1	0.4	0.3	1.2

Timberland gains:
Land Management	—	—	(24.3)	(17.1)

Total timberland gains	—	—	(24.3)	(17.1)

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	16.4	7.5	21.3	7.7
Paper Packaging	0.3	—	0.8	—
Flexible Products & Services	0.9	7.9	0.2	7.9

Total non-cash asset impairment charges	17.6	15.4	22.3	15.6

(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	(7.1)	9.0	2.4	9.2
Paper Packaging	0.1	(0.1)	—	(0.9)
Flexible Products & Services	0.3	(1.1)	(0.5)	(1.3)
Land Management	(1.4)	(0.1)	(2.7)	(2.8)

Total (gain) loss on disposal of properties, plants, equipment and businesses, net:	(8.1)	7.7	(0.8)	4.2

Impact of Venezuela devaluation on cost of products sold
Rigid Industrial Packaging & Services	9.3	—	9.3	—

Total impact of Venezuela devaluation on cost of products sold	9.3	—	9.3	—

Impact of Venezuela devaluation on other income/expense
Rigid Industrial Packaging & Services	(4.9)	—	(4.9)	—

Total impact of Venezuela devaluation on other income/expense	(4.9)	—	(4.9)	—

EBITDA before special items [12]:
Rigid Industrial Packaging & Services	77.8	88.7	194.0	224.4
Paper Packaging	29.6	35.1	100.4	106.1
Flexible Products & Services	(2.1)	(2.2)	(13.1)	(3.0)
Land Management	2.3	4.6	7.9	9.5

Total EBITDA before special items	$107.6	$126.2	$289.2	$337.0

[11]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
[12]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs plus non-cash impairment charges less timberland gains less (gain) loss on disposal of properties, plants, equipment and businesses, net plus the impact of Venezuela devaluation on cost of products sold less the impact of Venezuela devaluation on other income/expense.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CLASS A EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

UNAUDITED

(Dollars in millions, except per share amounts)

		Class A
Three months ended July 31, 2015
Net Income Attributable to Greif, Inc.	$8.6	$0.15
Less: Gain on disposal of properties, plants, equipment and businesses, net	5.8	0.10
Less: Venezuela devaluation on other income/expense	4.9	0.08
Plus: Restructuring charges	11.3	0.19
Plus: Non-cash asset impairment charges	16.6	0.28
Plus: Venezuela devaluation on cost of goods sold	9.3	0.16

Net Income Attributable to Greif, Inc. Excluding Special Items	$35.1	$0.60

		Class A
Three months ended July 31, 2014
Net Income Attributable to Greif, Inc.	$13.7	$0.23
Less: Gain (loss) on disposal of properties, plants, equipment and businesses, net	(8.4)	(0.15)
Plus: Restructuring charges	3.3	0.06
Plus: Non-cash asset impairment charges	7.6	0.13
Plus: Acquisition related costs	0.3	0.01

Net Income Attributable to Greif, Inc. Excluding Special Items	$33.3	$0.58

		Class A
Nine months ended July 31, 2015
Net Income Attributable to Greif, Inc.	$59.5	$1.02
Less: Gain on disposal of properties, plants, equipment and businesses, net	4.5	0.08
Less: Timberland Gains	14.9	0.25
Less: Venezuela devaluation on other income/expense	4.9	0.08
Plus: Restructuring charges	18.4	0.31
Plus: Non-cash asset impairment charges	19.6	0.33
Plus: Acquisition related costs	0.2	—
Plus: Venezuela devaluation on cost of goods sold	9.3	0.16

Net Income Attributable to Greif, Inc. Excluding Special Items	$82.7	$1.41

		Class A
Nine months ended July 31, 2014
Net Income Attributable to Greif, Inc.	$82.8	$1.41
Less: Gain (loss) on disposal of properties, plants, equipment and businesses, net	(6.9)	(0.12)
Less: Timberland Gains	10.6	0.17
Plus: Restructuring charges	7.8	0.13
Plus: Non-cash asset impairment charges	7.8	0.13
Plus: Acquisition related costs	0.8	0.01

Net Income Attributable to Greif, Inc. Excluding Special Items	$95.5	$1.63

*	All special items are net of tax and noncontrolling interests

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SELECTED FINANCIAL INFORMATION EXCLUDING

THE IMPACT OF DIVESTITURES

UNAUDITED

(Dollars in millions)

	Three months ended July 31			Nine months ended July 31
	2015	Impact of Divestitures	Excluding the Impact of Divestitures 2015	2015	Impact of Divestitures	Excluding the Impact of Divestitures 2015 [13]
Net Sales:
Rigid Industrial Packaging & Services	$669.0	$1.1	$667.9	$1,985.3	$44.5	$1,940.8
Paper Packaging	176.7	—	176.7	496.3	—	496.3
Flexible Products and Services	79.2	—	79.2	249.3	3.2	246.1
Land Management	5.1	—	5.1	17.3	—	17.3

Consolidated	$930.0	$1.1	$928.9	$2,748.2	$47.7	$2,700.5

Gross Profit:
Rigid Industrial Packaging & Services	$120.9	$(0.3)	$121.2	$351.2	$0.4	$350.8
Paper Packaging	35.1	—	35.1	117.0	(0.1)	117.1
Flexible Products and Services	8.9	—	8.9	26.8	0.4	26.4
Land Management	1.9	—	1.9	6.8	—	6.8

Consolidated	$166.8	$(0.3)	$167.1	$501.8	$0.7	$501.1

Operating Profit (Loss):
Rigid Industrial Packaging & Services	$29.5	$0.7	$28.8	$75.5	$(4.6)	$80.1
Paper Packaging	21.5	—	21.5	76.7	(0.1)	76.8
Flexible Products and Services	(9.7)	(0.5)	(9.2)	(23.8)	(0.4)	(23.4)
Land Management	2.9	—	2.9	32.3	—	32.3

Consolidated	$44.2	$0.2	$44.0	$160.7	$(5.1)	$165.8

Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	$59.8	$(0.4)	$60.2	$129.2	$(3.7)	$132.9
Paper Packaging	22.4	—	22.4	78.5	(0.2)	78.7
Flexible Products and Services	(4.4)	(0.1)	(4.3)	(18.8)	—	(18.8)
Land Management	1.5	—	1.5	5.3	—	5.3

Consolidated	$79.3	$(0.5)	$79.8	$194.2	$(3.9)	$198.1

	2014	Impact of Divestitures	Excluding the Impact of Divestitures 2014	2014	Impact of Divestitures	Excluding the Impact of Divestitures 2014
Net Sales:
Rigid Industrial Packaging & Services	$827.7	$47.0	$780.7	$2,324.3	$137.9	$2,186.4
Paper Packaging	180.6	5.0	175.6	520.2	14.5	505.7
Flexible Products and Services	107.3	15.7	91.6	325.8	50.7	275.1
Land Management	8.4	—	8.4	20.7	—	20.7

Consolidated	$1,124.0	$67.7	$1,056.3	$3,191.0	$203.1	$2,987.9

Gross Profit:
Rigid Industrial Packaging & Services	$153.8	$4.4	$149.4	$416.9	$12.0	$404.9
Paper Packaging	44.7	0.8	43.9	131.0	2.2	128.8
Flexible Products and Services	15.4	3.1	12.3	51.9	9.9	42.0
Land Management	3.8	—	3.8	8.3	—	8.3

Consolidated	$217.7	$8.3	$209.4	$608.1	$24.1	$584.0

Operating Profit (Loss):
Rigid Industrial Packaging & Services	$43.0	$(7.0)	$50.0	$123.4	$(8.3)	$131.7
Paper Packaging	27.9	0.3	27.6	84.4	0.7	83.7
Flexible Products and Services	(12.9)	1.0	(13.9)	(22.4)	3.4	(25.8)
Land Management	3.3	—	3.3	26.4	—	26.4

Consolidated	$61.3	$(5.7)	$67.0	$211.8	$(4.2)	$216.0

Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	$62.6	$(0.4)	$63.0	$147.3	$(2.2)	$149.5
Paper Packaging	27.8	0.3	27.5	83.5	0.7	82.8
Flexible Products and Services	(4.6)	1.0	(5.6)	(11.1)	3.3	(14.4)
Land Management	3.2	—	3.2	6.5	—	6.5

Consolidated	$89.0	$0.9	$88.1	$226.2	$1.8	$224.4

Note: The 2014 acquisitions were completed at the beginning of the fiscal year and are not adjusted because they are fully reflected in both periods.

[13]	See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

NET SALES TO NET SALES EXCLUDING THE IMPACT OF

DIVESTITURES AND CURRENCY TRANSLATION

UNAUDITED

(Dollars in millions)

	Three months ended July 31
	2015	2014	Decrease in Net Sales ($)	Decrease in Net Sales (%)
Net Sales	$930.0	$1,124.0	$(194.0)	(17.3%)
Impact of Divestitures	1.1	$67.7

Net Sales excluding the impact of divestitures	$928.9	$1,056.3
Currency Translation	(99.3)	N/A

Net Sales excluding the impact of divestitures and currency translation	$1,028.2	$1,056.3	$(28.1)	(2.7%)